                                                                   EXHIBIT 10.32

                                LOAN AGREEMENT
                                --------------


     AGREEMENT dated as of March 31, 1996 by and between Business@Web, Inc., a corporation established under the laws of Delaware (the "Company"), and Mr. Klaus P. Besier ("Besier").

     WHEREAS, in connection with the Company's offer to Besier to become its President and Chief Executive Officer, Harrington Trust Limited, as the trustee of The Appleby Trust, a significant stockholder of the Company (the "Seller"), was willing to sell to Besier and Besier was willing to purchase from the Seller shares of the common stock, $.001 par value per share (the "Stock") of the Company; and

     WHEREAS, Besier purchased (the "Stock Purchase") One Million Four Hundred Forty Thousand (1,440,000) shares (the "Shares") of the Stock from the Seller as of January 1, 1996 for a purchase price of One Dollar ($1.00) per share (the "Purchase Price"), for an aggregate purchase price of One Million Four Hundred Forty Thousand Dollars ($1,440,000); and

     WHEREAS, Besier and the Company acknowledge and agree that on January 1, 1996, the fair market value of the Stock was $5.00 per share; and

     WHEREAS, the Company is desirous of obtaining Besier's services and is willing as an inducement to Besier, to lend Besier an amount equal to his federal, state and local income tax in respect of the $4.00 valuation differential between the fair market value of the Shares and the Purchase Price in an amount not to exceed $2,560,000.

     NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Income Tax.  The Company hereby agrees to lend Besier an amount equal
          ----------
to the Tax Differential (as hereinafter defined) attributable to the Stock Purchase. The "Tax Differential" shall be equal to the excess of (x) the actual aggregate federal, state and local tax liability of Besier for the taxable year in which Besier is taxable on the Stock Purchase under Section 83 of the Internal Revenue Code of 1986, as amended (the "Inclusion Year"), over (y) the aggregate federal, state and local tax liability that Besier would have incurred for such taxable year if Besier had not made the Stock Purchase, provided that such amount shall not exceed $2,560,000. The Company shall promptly lend the Tax Differential to Besier at the time or times Besier is obligated to pay taxes attributable to the Stock Purchase, but only after Besier has (i) submitted appropriate documentation to the Company that permits the Company to verify the amount of the Tax Differential payment requested by Besier, (ii) executed a promissory note (the "Note") in a form satisfactory to the Company and (iii) executed a Stock Pledge Agreement in a form satisfactory to the Company providing the Company with a first priority lien on the Shares. If there is a final determination by a tax authority that increases Besier's tax liability for the Inclusion Year, the Company shall lend Besier at that time (i) any increase in the Tax Differential resulting from the redetermination of his tax liability for the Inclusion Year, plus (ii) on an after-tax basis, any interest, penalties or additions to tax that would not have been payable by Besier but for the fact of the Stock Purchase, provided that, in the aggregate, the Company shall have no obligation to lend Besier an amount in excess of $2,560,000.

     2.   Terms of Purchase.  Subject to the terms and conditions herein set
          -----------------
forth, Besier shall issue and sell to the Company and the Company shall purchase from Besier the Note. The aggregate principal amount of the Note to be issued shall be up to $2,560,000. The Note shall be secured by a perfected, first priority security interest in the Shares. Except for the security interest in the Shares, the Note shall be non-recourse to Besier. The Note shall mature and all principal of, and accrued but unpaid interest on, the Note shall be due and payable on the earlier to occur of: (i) December 31, 2001, (ii) one year after the termination of Mr. Besier's employment with the Company as a result of his death or disability, (iii) 90 days after the termination of Mr. Besier's employment with the Company for any reason other than his death or disability (the "Maturity Date"). The payment of the principal amount of, and interest on, the Note shall also be subject to acceleration upon: (x) the insolvency, bankruptcy, commencement of bankruptcy proceedings or the assignment for the benefit of creditors with respect to Mr. Besier, or (y) any material breach of the Pledge Agreement which is not cured within 15 days of written notice thereof. The Note shall bear interest, computed on the basis of actual days elapsed and a year of 365 days, on the unpaid principal amount thereof at the rate of 6.21% per annum, compounded quarterly. The interest shall be due and payable in connection with any payment of the principal of the Note, whether on the Maturity Date or as a result of the acceleration or prepayment of the Note or otherwise. The Note may be prepaid by Besier at any time without penalty.

     The proceeds of the Note shall be used to pay any income tax for Besier related to the Tax Differential.

     3.   Representations and Warranties of Besier.  Besier represents and
          ----------------------------------------
warrants to the Company as follows:

          (a)  Capital Stock.  Besier is the lawful, record and beneficial owner
               -------------
of the Shares, and Besier has the full power and authority to grant a first priorty security interst in such Shares to the Company. All of the Shares have been, to the best knowledge of Besier, validly issued and are fully paid and nonassessable; and no person has any present or future right (conditional, preemptive or otherwise) to acquire, vote, register or restrict the transfer of any of the Shares.

          (b)  No Breach or Conflict.  The encumbrance of the Shares
               ---------------------
contemplated by this Agreement does not conflict with, or result in a breach of, or a default under, or give rise to a right of acceleration under, any agreement or instrument to which Besier is a party.

          (c)  Truth and Completeness of Representations and Warranties.  None
               --------------------------------------------------------
of the information contained in the representations and warranties of Besier set forth in this Agreement contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

     4.   Entire Agreement.  This Agreement represents the entire agreement of
          ----------------
the parties, and no other prior written or oral representation or understanding of the parties shall have any further force or effect. This Agreement shall not be modified or discharged in whole or in part except by an agreement in writing signed by the parties hereto.

     5.   Assignment.  This Agreement is personal and shall in no way be subject
          ----------
to assignment by Besier. The Company's obligations under this Agreement shall inure to the benefit of the successors of the Company by way of merger, consolidation or transfer of substantially all of the assets of the Company.

     6.   Notices.  All notices and other communications in connection with this
          -------
Agreement shall be in writing and shall be sent to the respective parties at the following addresses, or to such other addresses as may be designated by the parties in writing from time to time in accordance with this Section, by registered or certified air mail, postage prepaid, or by express courier service, service fee prepaid, or by telefax with a hard copy to follow via air mail or express courier service in accordance with this Section.

TO COMPANY:         Business@Web, Inc.
                    One Arsenal Marketplace
                    Watertown, Massachusetts 02172
                    Attention: Craig Newfield, Esq.

    With copy to:   Goodwin, Procter & Hoar LLP
                    Exchange Place
                    Boston, Massachusetts 02109
                    Attention: John J. Egan III, Esq.


TO BESIER:          Mr. Klaus Besier
                    25 Hedgegrow Lane
                    Phoenixville, PA 19469

     7.   Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     8.   Applicable Law.  This Agreement is intended to be and shall be
          --------------
governed by and construed in all respects by the law of the State of Delaware.

     IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first set forth above.

                                        THE COMPANY:

                                             BUSINESS@WEB, INC.


                                             By:  /s/ Eric Sockol
                                                ------------------------------
                                               Title: CFO, Eric D. Sockol


                                        BESIER:

                                                  /s/ Klaus P. Besier
                                                ------------------------------
                                             Klaus P. Besier